UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRUMP ENTERTAINMENT RESORTS, INC.

(Name of Registrant as Specified in Its Charter)
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY

TRUMP ENTERTAINMENT RESORTS, INC.

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey 08401

Dear Stockholders:

On behalf of our entire Board of Directors, I cordially invite you to attend a Special Meeting of Stockholders, to be held at ___________________________, New York, New York, on March ___, 2013, at _____, Eastern time.  Information regarding the Special Meeting is set forth in the attached Notice of Special Meeting of Stockholders and Proxy Statement.

As more fully discussed in the attached Proxy Statement, our Board of Directors has unanimously determined that it would be in the best interests of our stockholders for Trump Entertainment Resorts, Inc. to amend its Amended and Restated Certificate of Incorporation so that we may deregister our common stock with the Securities and Exchange Commission.  As a result of deregistering, Trump Entertainment Resorts, Inc. would no longer be required to comply with the public reporting requirements and certain other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  Our Board of Directors has determined, after careful consideration, that the costs and other disadvantages associated with being a reporting company under the Exchange Act outweigh any of the perceived advantages.

To allow for the deregistration of our common stock, our Board of Directors is unanimously recommending that stockholders approve certain proposed amendments to our Amended and Restated Certificate of Incorporation to provide for restrictions on ownership and transferability of our common stock that are applicable under the New Jersey Casino Control Act to gaming companies that are not reporting companies under the Exchange Act.  The Proxy Statement contains a more extensive discussion of the proposal being presented at the meeting, and therefore, you should read the Proxy Statement carefully.  If the proposed amendments are approved and become effective, we expect to promptly deregister our common stock, following which we would no longer be required to file annual, quarterly and other periodic reports with the Securities and Exchange Commission.  Our Board of Directors unanimously recommends the proposed amendments to our Amended and Restated Certificate of Incorporation.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold or whether you plan to attend the Special Meeting in person.  I urge you to vote your shares as soon as possible.  You may vote online or by telephone as described in the proxy voting instructions set forth on the proxy card. Of course, you may also vote by completing the proxy card and returning it by mail.

Your cooperation and prompt attention are appreciated.

Sincerely,

Robert F. Griffin Chief Executive Officer

February ___, 2013

TRUMP ENTERTAINMENT RESORTS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A Special Meeting of Stockholders of Trump Entertainment Resorts, Inc. will be held on March ___, 2013, at _____ Eastern time, at ____________________, New York, New York.

At the Special Meeting, stockholders will be asked to vote on the following:

1.
To consider and approve amendments to our Amended and Restated Certificate of Incorporation to provide for restrictions on ownership and transferability of our common stock that are applicable under the New Jersey Casino Control Act to gaming companies that are not reporting companies under the Securities Exchange Act of 1934 (the “Exchange Act”), in order to permit the deregistration of the Company’s common stock and the termination of the Company’s status as a reporting company under the Exchange Act; and

2.	To transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

Only stockholders of record owning shares of our common stock at the close of business on February 12, 2013, the record date, are entitled to receive notice of the Special Meeting and to vote. A complete list of these stockholders will be available for ten days prior to the Special Meeting at our executive office located at 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401 and will be made available at the Special Meeting. Our transfer books will remain open following the record date.

At the close of business on the record date, there were 10,875,002 shares of our common stock entitled to vote at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THE PROPOSAL SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors,

David R. Hughes
Chief Financial Officer
and Corporate Secretary

Atlantic City, New Jersey
February ___, 2013

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on March ___, 2013:

This Proxy Statement is available at www.trumpcasinos.com.

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, please vote as soon as possible so that we can be assured of having a quorum present at the meeting and so your shares may be represented and voted in accordance with your wishes. Owners of our common stock and beneficial owners of our common stock held in “street name” by a stockbroker may vote via the Internet at www.proxyvote.com, by telephone at 1-(800)-690-6903 or by mail. You can find instructions for voting on the enclosed proxy card.

TABLE OF CONTENTS
                                                                                                                                       Page
PROXY STATEMENT	5
Introduction	5
Date, Time and Place	5
Matters to be Considered	5
Record Date; Shares Outstanding and Entitled to Vote	5
Required Votes	5
Voting and Revocation of Proxies	6

PROPOSAL 1 – AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION	7
General	7
Purpose and Effect of the Proposed Amendments	7
Summary of Proposed Changes to Certificate of Incorporation	8
No Appraisal Rights	10
Approval and Effectiveness of the Proposed Amendments	10
Factors Favoring Deregistration	10
Factors Disfavoring Deregistration	11
Approval Rights for Transfers of Shares in Non-Reporting Traded Companies	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING	16

COSTS OF PROXY SOLICITATION	16

2011 ANNUAL REPORT	16

PROXY STATEMENT
Introduction

Our Board of Directors (the “Board”) is soliciting proxies for a special meeting of stockholders (the “Special Meeting”). This proxy statement contains important information for you to consider when deciding how to vote at the Special Meeting. Please read it carefully.

In this proxy statement, “TER” refers to Trump Entertainment Resorts, Inc., a Delaware corporation, and words such as “we,” “us,” “our,” “our Company” and “the Company” mean TER and its subsidiaries and affiliates, including Trump Entertainment Resorts Holdings, L.P.

Our principal executive offices are located at Trump Taj Mahal Casino Hotel (“Trump Taj Mahal”), 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401. The main telephone number of our executive offices is (609) 449-5534. A copy of this proxy statement and the accompanying proxy card were first made available to stockholders on or about February ___, 2013.

Date, Time and Place

The Special Meeting will be held on March ___, 2013 at _____, Eastern time, at _________________, New York, New York.

Matters to be Considered

At the Special Meeting, stockholders will be asked to consider and approve amendments (the “Amendments”) to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to provide for restrictions on ownership and transferability of our common stock that are applicable under the New Jersey Casino Control Act (the “NJCCA”) to gaming companies conducting business in New Jersey that are not reporting companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  See “Amendments to our Certificate of Incorporation.”

The Board does not know of any matters to be brought before the Special Meeting other than the approval of the Amendments.  If any other matters properly come before the Special Meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

The Special Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Special Meeting or at any adjournment of the Special Meeting.  Any business for which notice is given may be transacted at any adjourned Special Meeting.

Record Date; Shares Outstanding and Entitled to Vote

Stockholders as of the close of business on February 12, 2013, the record date, are entitled to receive notice of and to vote at the Special Meeting. As of the record date, there were 10,875,002 shares of our common stock outstanding.  Each share of our common stock is entitled to one vote.  We do not have cumulative voting.

Our common stock votes as a single class with respect to the Amendments.

Required Votes

Under the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation and our Amended and Restated Bylaws (“Bylaws”), approval of the Amendments requires the affirmative vote of a majority of the total outstanding shares of common stock entitled to vote at the Special Meeting.  Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

Other matters to be voted on at the Special Meeting, if any, require the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Special Meeting.

Marc Lasry, currently Chairman of our Board until February 28, 2013, is the Chairman and a principal control person of Avenue Capital Management, II, LP (“Avenue Capital”), and David Licht and Robert Symington, both members of our Board, are executives of Avenue Capital.  Avenue Capital beneficially owns 2,329,633 shares of our common stock, representing approximately 21.4% of the voting power of our voting shares outstanding as of the record date.  Including such shares beneficially owned by Avenue Capital, our directors and executive officers as a group beneficially own in the aggregate approximately 23.5% of our common stock outstanding as of the record date (excluding shares issuable upon the exercise of outstanding warrants held by Donald J. Trump and excluding shares issuable pursuant to vested awards of restricted stock units held by our executive officers).

Effective as of February 28, 2013, the effective date of Mr. Lasry’s recent resignation from our Board,  Robert F. Griffin, our Chief Executive Officer, will become the Chairman of our Board. In addition, the Board has appointed Michael Elkins to the Board effective February 28, 2013 to fill the vacancy created by Mr. Lasry’s resignation. Mr. Elkins was formerly an executive of Avenue Capital and now serves as a consultant to Avenue Capital and other clients.

Voting and Revocation of Proxies

As set forth in the instructions provided in the Notice of Special Meeting of Stockholders, you can vote by proxy over the Internet at www.proxyvote.com, by telephone at 1-(800)-690-6903, or by mail. If you received a printed version of these materials and a paper copy of the proxy card by mail, you can complete and properly sign each proxy card you received and return it to us in the prepaid envelope. It will be voted by one of the individuals indicated on the card—your “proxy”— as you direct. If you return your signed proxy card or vote over the Internet or by telephone, but do not indicate how you wish to vote, your shares will be voted FOR the Amendments.

You can vote one of three ways with respect to the Amendments:

•	FOR the approval of the Amendments;
•	AGAINST the approval of the Amendments; or
•	ABSTAIN from voting.

If your shares are held in the name of a bank, broker or other nominee (i.e., “street name”), you should follow the voting instructions on the form you receive from them.

You may change your vote at any time before the voting concludes at the Special Meeting. You may vote again on a later date by telephone or on the Internet (until 11:59 p.m., Eastern Time, on the day prior to the meeting date), or by signing and returning a new proxy card with a later date (only your latest proxy submitted prior to the Special Meeting will be counted) or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request in writing that your prior proxy be revoked.

PROPOSAL 1

AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

General

After careful consideration, our Board has unanimously concluded that it would be in the best interests of our stockholders for the Company to terminate the Company’s registration of its common stock under the Exchange Act pursuant to Rule 12(g)(4) of the Securities and Exchange Commission (the “SEC”).  By deregistering the Company’s common stock, the Company’s status as a reporting company and the Company’s duty to file annual, quarterly and other periodic reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act  (the “SEC Reporting Obligations”) will terminate and the Company will no longer be subject to certain other provisions of the Exchange Act.  Without the SEC Reporting Obligations, the Company would be relieved of the considerable costs and administrative burdens associated with operating as a public company required to comply with the SEC Reporting Obligations.

Deregistration of the Company’s common stock does not require stockholder approval.  However, in order to deregister common stock, it is necessary for the Company to amend its Certificate of Incorporation as filed with the Secretary of State of the State of Delaware to incorporate certain restrictions on ownership and transferability of its common stock required to comply with the NJCCA.  To allow for such amendments to the Certificate of Incorporation and the deregistration of our common stock, the Board unanimously recommends that stockholders authorize the proposed Amendments.  The Amendments would not change the Company’s authorized capital stock, limitation-of-liability provisions or indemnification of officers and directors, but would impose restrictions on the ownership and transferability of the Company’s common stock.

Following approval by stockholders, the Board will have the option for a period of one year to implement the Amendments by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”).  If the proposed amendments are approved and become effective, we expect to promptly deregister our common stock pursuant to Rule 12(g)(4) of the SEC, following which the Company would no longer be required to file annual, quarterly and other periodic reports with the SEC or comply with certain other provisions of the Exchange Act applicable to public reporting companies. The Board, however, can elect to abandon the filing of the Amendments and the deregistration of the Company’s common stock at any time.

Unless stockholder approval for the Amendments is received, the Company will not be able to proceed with the deregistration of its common stock under the Exchange Act.

The following summary of the Amendments may not contain all the information that is important to you. The complete text of the Amendments, which shows the changes proposed by this proposal, is contained in Appendix A to this proxy statement. You are urged to read Appendix A in its entirety.

Purpose and Effect of the Proposed Amendments

The Company is subject to regulation under the NJCCA.  The NJCCA imposes certain restrictions upon the issuance, ownership and transfer of securities of a regulated company conducting the business of gaming in New Jersey.  Under these restrictions, if the New Jersey Division of Gaming Enforcement (the “DGE”) and the New Jersey Casino Control Commission (the “CCC”, and together with the DGE, the “Gaming Authorities”) find that a holder of such securities is not qualified under the NJCCA, the Gaming Authorities have the right to take any necessary action to protect the public interest, including the right to force divestiture by such disqualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the Gaming Authorities have the power to revoke or suspend the casino license affiliated with the regulated company which issued the securities. If a holder is found unqualified, it is unlawful for the holder (i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.

With respect to non-publicly-traded securities, the NJCCA and regulations issued by the Gaming Authorities require, among other things, that the corporate charter or partnership agreement of a regulated company provide (i) that any sale, assignment, transfer, pledge or other disposition (a “Transfer”) of its securities shall be effective five business days after notice (to be given in the form required by the NJCCA and regulations of the Gaming Authorities) is given to the Gaming Authorities, unless the CCC disapproves of such Transfer within such five business day period, and (ii) for an absolute right on the part of the regulated company to repurchase at the market price or the purchase price, whichever is the lesser, any such security, share or other interest in the event that the CCC disapproves of a Transfer (the “Non-Publicly Traded Security Restrictions”).  With respect to publicly-traded securities, such corporate charter or partnership agreement is required by the NJCCA to provide that any such securities of the entity are held subject to the condition that if a holder thereof is found to be disqualified by the Gaming Authorities, such holder, among other items, shall dispose of such securities (the “Publicly Traded Security Restrictions”).

The Certificate of Incorporation currently contains the Publicly Traded Security Restrictions.  Our Board proposes to amend the Certificate of Incorporation to replace the Publicly Traded Security Restrictions with the Non-Publicly Traded Security Restrictions, thereby providing, among other changes, (i) that any Transfer of the Company’s common stock shall be effective five business days after notice (to be given in the form required by the NJCCA and regulations of the Gaming Authorities) is given to the Gaming Authorities, unless the CCC disapproves of such Transfer within such five business day period, and (ii) for an absolute right on the part of the Company to repurchase at the market price or the purchase price, whichever is the lesser, any such common stock in the event that the CCC disapproves of a Transfer.  The complete text of the proposed Amendments, showing the proposed changes to our Certificate of Incorporation, is contained in Appendix A to this proxy statement.

If the proposed Amendments are approved and become effective, all stockholders would be required to notify the Gaming Authorities when seeking to Transfer any of the Company’s common stock.

Although the proposed Amendments will restrict the transferability of the Company’s common stock and may limit the opportunities for stockholders to sell our common stock, the Board believes that the Company and its stockholders will benefit materially if the proposed Amendments are adopted and the Company can then proceed to de-register its common stock. See “Factors Favoring Deregistration” and “Factors Disfavoring Deregistration.”  Deregistering the Company’s common stock would relieve the Company of the substantial time, expense, economic burden and distraction of management attention associated with operating as a company required to comply with the SEC Reporting Obligations.

If the proposed Amendments are approved by stockholders and filed with the Secretary of State of the State of Delaware, we intend to promptly file with the SEC a Form 15 to deregister our common stock under the Exchange Act.  Upon the filing of the Form 15 and the deregistration of our common stock, our obligation to file annual, quarterly and other periodic reports under the Exchange Act will be immediately suspended.  The deregistration of our common stock is permitted by SEC Rule 12(g)(4) because we currently have fewer than 300 stockholders.  Upon deregistration of our common stock, our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated. Deregistration of our common stock will be effective 90 days after filing of the Form 15. Once our obligation to file periodic and current reports under the Exchange Act is suspended, we will not be required to file periodic and current reports with the SEC in the future unless we subsequently file a registration statement under the Securities Act of 1933, as amended, or under the Exchange Act.

The proposed Amendments will not divest or limit the power of stockholders to adopt, amend or repeal our Certificate of Incorporation.

Summary of Proposed Changes to the Certificate of Incorporation

The significant amendments to the Certificate of Incorporation resulting from the Amendments will be as follows:

1.	Paragraph B of Article V (“Disqualified Holders”) will be moved to Paragraph D (as discussed below) and replaced with a new Paragraph B, to read in its entirety as follows:

“New Jersey Approval of Transfers.

If the Corporation is not a “publicly traded corporation”, as such term is defined in Section 39 of the Casino Control Act, in accordance with Section 82d(10) of the Casino Control Act:

(1)  then any sale, assignment, transfer, pledge or other disposition of the Corporation’s Securities shall be effective five business days after notice (to be given in the form required by the Casino Control Act and regulations of the Commission and the DGE) is given to the Commission and the DGE, unless the Commission disapproves of such Transfer within such five business day period; and

(2)  the Corporation shall have the absolute right to repurchase at the Market Price or the purchase price, whichever is the lesser, any Securities, shares or other interests in the Corporation in the event the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.  The repurchase price of the Securities, shares or other interests in the Corporation may be paid in cash, Redemption Securities or any combination thereof.  The Corporation shall repurchase such Securities, shares or interests within 120 days of Commission disapproval of a transfer, or such other time period required by the Commission.”

2.	A new Paragraph C will be added to Article V, to read in its entirety as follows:

“New Jersey Disqualified Holders.

If the Corporation is a “publicly traded corporation” as such term is defined in Section 39 of the Casino Control Act, in accordance with Section 82d(9) of the Casino Control Act, Securities of the Corporation are held subject to the condition that if a holder thereof is or becomes a Disqualified Holder, the Disqualified Holder shall dispose of the Securities of the Corporation held by the Disqualified Holder within 120 days following such disqualification, or such other time period required by the Commission.”

3.	Former Paragraph B of Article V will be amended and moved to become new Paragraph D, to read in its entirety as follows:

“Regulatory Redemption.

Notwithstanding any other provision of this Certificate of Incorporation (except for Article V.B.2. to the extent applicable), and regardless of whether the Corporation is a “publicly traded corporation” as such term is defined in Section 39 of the Casino Control Act, Securities of the Corporation held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board as follows:

(1) the redemption price of the Securities to be redeemed pursuant to this Article V.D. shall be equal to the lesser of the Fair Market Value of such Securities or the price at which such Securities were purchased by the Disqualified Holder, or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

(2) the redemption price of the Securities may be paid in cash, Redemption Securities or any combination thereof;

(3) if less than all the Securities held by Disqualified Holders are to be redeemed, the Securities to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased Securities thereof, selection by lot, or selection in any other manner determined by the Board;

(4) at least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the Securities selected to be redeemed (unless waived in writing by any such holder); provided, however, that the Redemption Date shall be deemed to be the date on which written notice shall be given to record holders if the cash or Redemption Securities, or combination thereof necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates representing their shares of Securities to be redeemed;

(5) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares of Securities selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash, Redemption Securities, or combination thereof payable upon redemption; and

(6) such other terms and conditions as the Board shall determine.”

4.	A new Paragraph E will be added to Article V, to read in its entirety as follows:

“Indemnification and Costs.

A Disqualified Holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys’ fees, incurred by the Corporation in performing its obligations and exercising its rights under this Article.”

If the Amendments are approved by stockholders at the Special Meeting, it is expected that a Certificate of Amendment will be filed with the Secretary of State of the State of Delaware to incorporate the Amendments into the Company’s Certificate of Incorporation.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights in connection with the Amendments.

Approval and Effectiveness of the Proposed Amendments

Under the Delaware General Corporation Law, approval of the Amendments requires the affirmative vote of holders of a majority of the shares of common stock entitled to vote at the Special Meeting. Following stockholder approval, if obtained, the Amendments would take effect on the date we file the Certificate of Amendment with the Secretary of State of the State of Delaware.

Factors Favoring Deregistration

Our common stock is currently registered with the SEC under Section 12(g) of the Exchange Act and as a result we are subject to requirements applicable to public companies under the Exchange Act and the rules and regulations of the SEC thereunder.  If approved by stockholders, the Amendments will enable the Company to deregister its common stock under the Exchange Act pursuant to Rule 12(g)(4) of the SEC.  Our Board believes that there would be several significant benefits to the Company and its stockholders resulting from deregistering the common stock.

Cost-Savings

The Company currently incurs substantial direct and indirect costs associated with its status as a public-reporting company. Among the most significant are the costs associated with compliance with the SEC Reporting Obligations. Direct costs associated with compliance with the SEC Reporting Obligations include, but are not limited to:

•	auditing fees;
•	legal fees;
•	financial printer fees; and
•
miscellaneous clerical and other administrative expenses, such as word processing, conversion to EDGAR, mailing of documents to various parties and transmission charges associated with the filing of periodic reports with the SEC.

                Based on our experience in prior years, the direct costs of complying with the SEC Reporting Obligations are estimated to be approximately $_________ annually.

In addition, as a public company with securities registered under the Exchange Act, we are also subject to certain additional regulations and compliance procedures required of public companies under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), which requires companies to perform an audit of internal controls and requires each annual report of a public company to include a certification by management of the effectiveness of the company’s internal control over financial reporting. The direct and indirect costs of complying with the requirements of Section 404 of SOX are estimated to be approximately $__________ annually.

If our common stock is deregistered and we are able to eliminate the costs of complying with the SEC Reporting Obligations, we will still continue to incur certain costs associated with preparation and filing of annual and quarterly financial statements.  However, these costs are expected to be significantly less than the costs we currently incur in complying with the SEC Reporting Obligations.  Under the NJCCA, we are required to prepare and file with the DGE annual audited financial statements and quarterly unaudited financial statements with respect to each of our casino properties.  We currently own and operate two casino properties in Atlantic City, Trump Taj Mahal Casino Resort and Trump Plaza Hotel Casino (which we have entered into an asset purchase agreement to sell to Meruelo Gaming Holdings, LLC). The financial statements we file with the DGE for our properties are publicly available on the DGE’s website.  In addition, provisions of our Amended and Restated Credit Agreement with our senior secured lenders, which are entities affiliated with Icahn Partners LLC, require us to prepare and deliver certain financial and other information to these lenders, including annual audited financial statements and quarterly unaudited financial statements for the Company.

We also anticipate that if our common stock is deregistered we will continue to incur costs associated with soliciting stockholder votes for various reasons, as currently provided in our Certificate of Incorporation, and to meet other state corporate law requirements, although these costs should be significantly less than the direct and indirect costs of complying with the SEC Reporting Obligations.

If our common stock is deregistered and we cease to be subject to the SEC Reporting Obligations, certain information regarding the Company will remain publicly available.  The financial statements we file with the DGE for our casino properties will continue to be available on the DGE’s website (www.nj.gov/oag/ge/index.html) and we intend to make these statements available through our website for review by our stockholders and certain other interested investors.  In addition, so long as we continue to be required to prepare and deliver annual and quarterly financial statements to our senior secured lenders, we expect to make these statements available through our website (www.trumpcasinos.com) for review by our stockholders and certain other interested investors. From time to time, we may also provide certain stockholders with additional financial and other information on a confidential basis by entering into letter agreements with such stockholders.  The decision regarding what information will be publicly available, however, will be made in the discretion of the Company’s management and our Board.

Management Focus and Greater Flexibility

If deregistration is completed, our Board, management and staff will be able to focus more of their efforts on conducting our business rather than time-consuming compliance with the requirements of the Exchange Act. The Company will not be required to comply with the SEC Reporting Obligations and will not have to file proxy materials before stockholders are asked to consider proposals, nor will it have to comply with the proxy rules or be required to prepare and mail an annual report to stockholders. However, the Company will continue to be regulated under the NJCCA and other related gaming rules and regulations, as well as requirements of the DGCL, and our directors and officers will continue to be subject to stringent Delaware fiduciary duties, even if we are no longer subject to all the requirements of the Exchange Act.

Lack of Capital from Public Sector and Lack of Trading Market

The Company’s circumstances are such that management believes that it is not likely to be able to take advantage of the capital available through the public markets. The Board does not have any present intention to raise capital through sales of the Company’s securities in a public offering or to acquire other business entities using the Company’s common stock as consideration for such acquisition. Accordingly, the Company has not been able to, and is not likely to, make use of, or benefit from, many of the advantages generally associated with operating as a public company.

Furthermore, as the Company’s common stock is not listed on any securities exchange and trading in the common stock occurs only infrequently, there is currently no meaningful trading market for our common stock, resulting in the common stock having limited liquidity, notwithstanding our current status as a public reporting company.  Under current circumstances, stockholders are limited in their ability to sell shares of our common stock.

Factors Disfavoring Deregistration

Lack of Sale Opportunities

If the Company is able to deregister its common stock as a result of stockholder approval of the Amendments, this will terminate our SEC Reporting Obligations.  As a result, the limited trading market that currently exists for our common stock is likely to become even more limited following deregistration.  In addition, if approved, the Amendments would incorporate into our Certificate of Incorporation the Non-Publicly Traded Security Restrictions of the NJCCA, which will require stockholders of the Company to notify the Gaming Authorities when seeking to Transfer any of the Company’s common stock, further limiting opportunities for our stockholders to sell shares of our common stock.

Termination of Obligation to File Publicly Available Information

Upon terminating the Company’s SEC Reporting Obligations, the Company will no longer file, among other things, annual, quarterly or other periodic reports with the SEC. Accordingly, certain information regarding the Company’s business that is currently available to the general public and the Company’s investors will not be available once the Company terminates its SEC Reporting Obligations. In addition, as a result of termination of the Company’s SEC Reporting Obligations, stockholders will not receive the benefit of other protections provided to stockholders of a company subject to SEC Reporting Obligations, including, but not limited to, certain corporate governance, reporting, and management certifications required under SOX and disclosure and liability applicable to reports and statements made pursuant to the requirements of the Exchange Act.

The Company intends, however, to continue to report to its stockholders in accordance with the DGCL. The Company will continue to hold annual meetings of stockholders as required under the DGCL and in conjunction with such meetings expects to continue to distribute proxy materials, even though these materials are likely to be significantly less extensive than those that would be required if the Company remained subject to the SEC Reporting Obligations. As a matter of the DGCL, the Company will not be required to mail or otherwise distribute quarterly or annual reports to stockholders.  In addition, as noted above, financial statements the Company files with the DGE for its casino properties will continue to be available on the website of the DGE and we also expect to make these statements available through our website for review by our stockholders and certain other interested investors, along with the annual and quarterly financial statements we deliver to our senior secured lenders, so long as we continue to be required by our credit agreement to prepare such statements.

Limitation on Capital Raising

There are certain sources of capital that will only invest in companies that file reports with the SEC in accordance with the Exchange Act. If we deregister and cease filing under the Exchange Act, certain capital raising sources will no longer be available to the Company.  As noted above, however, the Company’s circumstances are such that, to date, the Company has not been able to obtain capital through the public markets and it is not likely that it would be able to obtain capital through the public markets if we were to remain a public reporting company.

If we deregister our common stock and then were to conduct a public offering of shares of common stock or other securities in the future, we would have to again become a reporting company, and we would once again incur many of the expenses that we are seeking to eliminate.  However, in the view of our Board, it is unlikely that we would undertake a public offering in the foreseeable future.

Reporting Obligations of Certain Insiders

Pursuant to Section 16(a) of the Exchange Act, directors, officers, and 10% stockholders of companies who have shares registered under the Exchange Act are required to report changes in their respective beneficial ownership of such shares to the SEC.  Such insiders are required to file an initial Form 3 showing their respective beneficial holdings within 10 days after becoming subject to Section 16(a).  Thereafter, a reporting insider is generally required to file a report on Form 4 within two business days following most acquisitions and dispositions by the insider of company shares.  As a related deterrent to improper trading on inside information, insiders are also subject to the so-called “short-swing profit” disgorgement requirements of the Exchange Act.  All of these rights are eliminated if the Company deregisters.  As noted above, however, given the limited opportunities that currently exist for insiders or other stockholders to sell shares of our common stock, our Board believes these reporting requirements provide little benefit to the Company or its stockholders.

Approval Rights for Transfers of Shares in Non-Reporting Traded Companies

The NJCCA imposes certain restrictions upon the issuance, ownership and transfer of securities of a regulated company, whether its securities are or are not considered publicly traded.  If the Gaming Authorities find that a holder of a regulated company’s securities is not qualified under the NJCCA, it has the right to take any necessary action to protect the public interest, including the right to force divestiture by such disqualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the Gaming Authorities have the power to revoke or suspend the casino license affiliated with the regulated company which issued the securities. If a holder is found unqualified, it is unlawful for the holder (i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.

With respect to non-publicly-traded securities, the NJCCA and regulations of the Gaming Authorities require that the corporate charter or partnership agreement of a regulated company contain the Non-Publicly Traded Security Restrictions. With respect to publicly-traded securities, such corporate charter or partnership agreement is required to contain the Publicly Traded Security Restrictions.

By adopting the Amendments and deregistering its common stock, the Company’s common stock would become subject to the requirements that (i) any Transfer of the Company’s common stock shall be effective five business days after notice (to be given in the form required by the NJCCA and regulations of the Gaming Authorities) is given to the Gaming Authorities, unless the CCC disapproves of such Transfer within such five business day period, and (ii) the Company has an absolute right to repurchase at the market price or the purchase price, whichever is the lesser, any such securities in the event that the CCC disapproves a Transfer.

Our Board considered the cost and other adverse consequences to the Company of continuing to file periodic reports with the SEC and complying with the proxy and annual reporting requirements under the Exchange Act, as well as the other factors favoring deregistration, compared to the benefits to the Company and our stockholders of continuing to operate as a public reporting company.   The Board concluded that it is in the Company’s and its stockholders’ best interests to eliminate the burden and costs associated with maintaining the Company’s SEC Reporting Obligations.  Our Board believes that the benefits to the Company’s long-term welfare are substantially strengthened by the approval of the Amendments and the Company’s deregistration of its common stock and termination of its SEC Reporting Obligations.

The Board recommends a vote FOR the proposal to approve amendments to our Certificate of Incorporation to provide for restrictions on ownership and transferability of our common stock that are applicable under the NJCCA to gaming companies that are not reporting companies under the Exchange Act, to permit the deregistration of the Company’s common stock and the termination of the Company’s status as a reporting company under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the close of business on February 12, 2013 by (i) each currently employed executive officer or other senior officer named in the Summary Compensation Table contained in the definitive proxy statement for our 2012 Annual Meeting dated November 1, 2012, (ii) each current director, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and (iv) all of our currently employed executive officers and directors as a group. In the case of persons other than our executive officers and directors, such information is based upon a review of the latest Schedules 13D or 13G, or Section 16 reports which have been filed by such persons with the SEC, and in certain other cases, the records of our transfer agent. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares listed as owned by such person. Unless otherwise noted, the address for each reporting person below is c/o Trump Entertainment Resorts, Inc., 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401.

	Common Stock			Preferred Stock
Name of Beneficial Owner	Number of Shares		Percent of Class (1)	Number of Shares	Percent of Class (1)
Robert F. Griffin (Chief Executive Officer and Director)	125,000	(2)	1.1%	—	—
David R. Hughes (Chief Financial Officer)	89,288	(2)	*	—	—
Kathleen M. McSweeney (Senior Vice President of Marketing Operations)	—		—	—	—
Eugene I. Davis (Director)	5,000	(3)	*	—	—
Jeffrey Gilbert (Director)	5,000	(3)	*	—	—
Marc Lasry (4) (Director)	2,329,633		—	—	—
David Licht (12) (Director)	—		—	—	—
Stephen McCall (Director)	5,000	(3)	*	—	—
Robert Symington (13) (Director)	—		—	—	—
Avenue NJ Entertainment, LLC	2,329,633	(4)	21.4%	—	—
Contrarian Capital Management, L.L.C.	1,449,780	(5)	13.3%	—	—
Donald J. Trump	1,071,428	(6)	9.8%	—	—
GoldenTree Asset Management, LP	800,475	(7)	7.4%	—	—
Interstate 15 Holdings, L.P.	1,019,851	(8)	9.4%	—	—
Kings Road Holdings XIV Ltd.	2,525,432	(9)	23.2%	—	—
Manulife Asset Management (U.S.) LLC	584,817	(10)	5.4%	—	—
Northeast Investors Trust	910,628	(11)	8.4%	—	—
All Executive Officers and Directors as a Group (9 persons)	2,558,918	(14)	23.5%	—	—

____________________________________________________
* Less than 1%.

(1)
Based on 10,875,002 shares of common stock, issued and outstanding as of the close of business on February 12, 2013. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person. Shares shown in the table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
Represents vested portion of restricted stock awards and restricted stock units.  Does not include shares issuable more than 60 days after the date of this proxy statement pursuant to the unvested portion of restricted stock awards held by Messrs. Griffin and Hughes.

(3)
Represents 5,000 restricted stock units awarded to each of Messrs. Davis, Gilbert and McCall under the 2011 Equity Incentive Plan. The restricted stock unit awards granted were fully vested on the grant date.  The shares underlying these awards will not be delivered until the recipient no longer serves on the Board.

(4)
Based in part upon a Schedule 13D filed with the SEC on July 27, 2010, Avenue NJ Entertainment, LLC (“Avenue NJ”), address of principal executive office 399 Park Avenue, 6th Floor, New York, NY 10022, has two classes of membership interests, Class A Voting Interests (the “Class A Interests”) and Class B Non-Voting Interests (the “Class B Interests”). The Class A Interests are held by Avenue NJ Entertainment Holdings, LLC (“Avenue NJ Holdings”). The Class B Interests are held by Avenue Investments, L.P., Avenue International Master, L.P., Avenue CDP Global Opportunities Fund, L.P., Avenue Special Situations Fund IV, L.P. and Avenue Special Situations Fund V, L.P. (collectively, the “Avenue Funds”). Avenue Capital serves as the investment advisor to the Avenue Funds. Mr. Lasry, one of our directors, serves as a principal control person (directly or indirectly) of Avenue Capital. Avenue NJ Holdings has one class of membership interests, all of which are held by Mr. Lasry and Sonia Gardner, another executive of Avenue Capital. On January 7, 2013, Mr. Lasry notified the Board of his resignation from the Board, effective as of February 28, 2013. The Board has appointed Michael Elkins to the Board to fill the vacancy that will be created by Mr. Lasry’s resignation. Mr. Elkins’ appointment will be effective February 28, 2013.

(5)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2013, Contrarian Capital Management, L.L.C., address of principal executive office listed as 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830, beneficially owns 1,449,780 shares, or 13.64%, of our common stock, with sole power to vote or to direct the vote of 416,654 shares, solely in its capacity as investment adviser to certain funds, including Contrarian Capital Fund I, L.P. which owns 1,033,126 shares, or 9.59%, of our common stock, with sole power to vote or to direct the vote of zero shares.

(6)
Based upon a Schedule 13D/A filed with the SEC on July 22, 2010 by Mr. Trump.  Address of principal executive office listed as 725 Fifth Avenue, New York, NY 10022.  The number of shares beneficially owned consists of (i) 535,714 shares of our common stock held directly by Mr. Trump and (ii) 535,714 shares of our common stock issuable upon exercise of the warrant issued to Mr. Trump.

(7)	Based in part upon a Schedule 13G/A filed with the SEC on February 14, 2012. Address of principal executive office listed as 300 Park Avenue, 21st Floor, New York, NY 10022.
(8)
Based upon a Schedule 13G filed with the SEC on February 14, 2011.  Address of principal executive office listed as c/o Oaktree Capital Group Holdings GP, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(9)
Based upon a Schedule 13D filed with the SEC on June 24, 2011, 2,525,432 shares of our common stock are directly held by Kings Road Holdings XIV Ltd. (“KRH”).  Address of principal executive office listed as c/o Polygon Global Partners LLP, 4 Sloane Terrace, London SW1X 9DQ, United Kingdom.  Polygon Management L.P. (the “Investment Manager”), Polygon Global Partners LLP (f/k/a Polygon Equities Partners LLP) (the “UK Investment Manager”), Polygon Global Partners LP (the “US Investment Manager”), Polygon Recovery Fund GP (the “General Partner”), Polygon Management Ltd. (“Polygon Management”) and Polygon Recovery Fund LP have voting and dispository control over securities owned by KRH.  Messrs. Reade E. Griffith and Patrick G. G. Dear control the Investment Manager, the UK Investment Manager, the US Investment Manager, the General Partner and Polygon Management.

(10)	Based in part upon a Schedule 13G/A filed with the SEC on February 13, 2012. Address of principal executive office listed as 101 Huntington Avenue, 7th Floor, Boston, MA 02199.
(11)	Based upon a Schedule 13G filed with the SEC on February 14, 2011. Address of principal executive office listed as 100 High Street, Suite 1000, Boston, MA 02110.
(12)	Mr. Licht is a Senior Vice President of the Avenue Capital U.S. Funds.
(13)	Mr. Symington is a Senior Portfolio Manager with Avenue and Avenue Capital.
(14)
Includes the shares of common stock held by Avenue NJ as described in (4) above.  Does not include shares issuable more than 60 days after the date of this proxy statement pursuant to the unvested portion of restricted stock awards held by Messrs. Griffin and Hughes.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Proposals that stockholders wish to include in our proxy statement and form of proxy for consideration at our 2013 Annual Meeting of Stockholders must be received by us at 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401, Attention: David Hughes, Corporate Secretary, no later than June 1, 2013.  Any notice of stockholder proposals received after this date is considered untimely.

Any stockholder interested in making a proposal is referred to Article II, Section 10 of our Bylaws, which are filed with the SEC as well as Section 14a-8 promulgated under Regulation 14A of the Exchange Act.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies from the stockholders will be borne by us. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers or regular employees, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.  Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of common stock held of record by such persons, in which case we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

2011 ANNUAL REPORT

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended December 31, 2011 is available at www.trumpcasinos.com.

Upon request, we will provide any stockholder, without any charge, a copy of any of our filings with the SEC. Requests should be directed to our Corporate Secretary.

By Order of the Board of Directors,

David R. Hughes
Chief Financial Officer and Corporate Secretary

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRUMP ENTERTAINMENT RESORTS, INC.

* * * * * * * *

Trump Entertainment Resorts, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

FIRST:  The name of the corporation is Trump Entertainment Resorts, Inc. (the “Corporation”).

SECOND:  The Corporation’s original Certificate of Incorporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on March 28, 1995.  The Original Certificate of Incorporation was restated to change, among other things, the name of the Company from Trump Hotels & Casino Resorts, Inc., the name under which it was originally incorporated, to Trump Entertainment Resorts, Inc. pursuant to the Corporation’s Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 20, ~~2005 (the “Restated Certificate of Incorporation”).~~2005.

THIRD:  ~~This~~An Amended and Restated Certificate of Incorporation ~~(this “~~of the Corporation (the “Amended and Restated Certificate of Incorporation”) was duly adopted, without the need for approval of the Board of Directors or the stockholders, in accordance with §§ 242, 245 and 303 of the Delaware General Corporation Law (the “DGCL”) and in accordance with a plan of reorganization of the Corporation (the “Plan”) approved by order of the United States Bankruptcy Court for the District of New Jersey in In re: TCI 2 Holdings, LLC, et al., under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. § 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on July 16, 2010 (the “Plan Effective Date”).

FOURTH: A Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly adopted and filed with the Secretary of State of the State of Delaware on December 14, 2012.

FIFTH:  This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted on _____________ ___, 2013.

FURTHER:  The ~~Original~~Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof, is hereby restated and further amended to read in its entirety as follows~~, effective as of the Plan Effective Date~~:

ARTICLE I

NAME

The name of the Corporation is TRUMP ENTERTAINMENT RESORTS, INC.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

A.    Authorized Capitalization.

The total number of shares of Capital Stock that the Corporation shall have authority to issue is 22,000,000 shares of all classes of stock, consisting of (a) up to 2,000,000 shares of preferred stock, $.001 par value per share (“Preferred Stock”) and (b) up to 20,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”).

Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting Capital Stock of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code and (ii) only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Corporation.

As of the Plan Effective Date, pursuant to the Plan, all previously existing equity interests of the Corporation were cancelled by order of the Bankruptcy Court.

B.    The Preferred Stock.

The Board of Directors of the Corporation (the “Board”) is authorized without stockholder approval, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in one or more series, and by directing an officer of the Corporation to file a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1)           The number of shares constituting that series and the distinctive designation of that series;

(2)           The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)           Whether that series shall have voting rights, in addition to the voting rights provided by law, including without limitation the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class, and, if so, the terms of such voting rights;

(4)           Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5)           Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)           Any other relative rights, preferences and limitations of that series as shall be determined from time to time by the Board and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

Except as may be provided by the Board in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or that, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of Preferred Stock.

The designations, powers, preferences and relative rights of the shares of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

C.   The Common Stock.

The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of any series of Preferred Stock.  Except as otherwise provided in this Article IV or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

(1)           Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each such holder, out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to the par value per share of such Common Stock. After the payment in full of the amount described in the immediately preceding sentence to the holders of the Common Stock, the holders of the Common Stock shall be entitled to receive ratably, in accordance with the number of shares held by each such holder, in all of the remaining assets of the Corporation available for distribution to the holders of Common Stock.

(2)           Voting.  Except as may be provided by the Board in a Preferred Stock Designation or by applicable law, the holders of Common Stock shall have the exclusive right to vote for the election of directors of the Corporation and on all other matters requiring, or otherwise submitted, for the approval of the stockholders of the Corporation.  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

(3)           Dividends.  Subject to the rights of holders of any outstanding series of Preferred Stock, the Board shall have power to cause dividends to be paid to the holders of shares of Common Stock from time to time out of funds legally available therefor and to fix the date or dates for the payment of dividends. When and as dividends are declared, they may be payable in cash, in property or in shares of Common Stock.  The holders of the Common Stock shall be entitled to share equally in, and to receive in accordance with the number of shares of Common Stock held by each such holder, all such dividends.

(4)           Fractional Shares.  Common Stock may be issued or transferred in fractions of a share equal to one-thousandth (.001) of a share or any integral multiple thereof.

(5)           Consideration.  Subject to applicable law and except as otherwise provided in this Certificate of Incorporation, Capital Stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.

D.    Preemptive Rights.

(1)           Prior to December 31, 2013, the Corporation shall not sell or issue to any Person (including any then-current stockholder) (a “Preemptive Purchaser”), any shares of Common Stock, or other securities that are convertible into or exchangeable for Common Stock of the Corporation, or options, warrants or rights carrying any right to purchase Common Stock (the “New Securities”) other than pursuant to (A) the issuance of a warrant issued on the Plan Effective Date in accordance with the Plan, (B) a management equity plan approved by the Board, (C) a pro rata distribution to all holders of Common Stock or (D) a sale of Common Stock for cash at a time when the Common Stock is listed on the New York Stock Exchange or Nasdaq at a price at least equal to the Fair Market Value of the Common Stock, unless the Corporation first submits written notice (the “Preemptive Rights Notice”) to each Person that, individually or with its Affiliates, (i) is a record owner (or establishes to the Corporation’s reasonable satisfaction that it is a Beneficial Owner) of shares of Common Stock representing at least 5% of the then-issued and outstanding shares of Common Stock, (ii) is a Backstop Party (as defined in the Plan) (other than a Backstop Party who has waived such notice) and (iii) is duly authorized to acquire such increased amount by the Commission (a “Preemptive Stockholder”).  The Preemptive Rights Notice shall identify the material terms of the New Securities (including the price, number or aggregate principal amount and type of securities, and all other material terms) and shall offer to each Preemptive Stockholder the opportunity to purchase a portion of the New Securities (a “Pro Rata Portion”) on terms and conditions, including price, not less favorable to the Preemptive Stockholder than those on which the Corporation proposes to sell or issue the New Securities to the Preemptive Purchaser.  A Preemptive Stockholder’s Pro Rata Portion shall be equal to (i) the total number or amount of New Securities subject to the sale or issuance multiplied by (ii) a fraction, (a) the numerator of which is the number of then-issued and outstanding shares of Common Stock owned by the Preemptive Stockholder, and (b) the denominator of which is the total number of the then-issued and outstanding shares of Common Stock owned by all Preemptive Stockholders.

(2)           The Corporation’s offer to a Preemptive Stockholder shall remain open for a period of twenty (20) days after the Preemptive Rights Notice is delivered in accordance with Article X.B.  The Preemptive Stockholder may accept such offer by delivering written notice of such acceptance to the Corporation prior to the expiration of such 20-day period, which notice shall set forth the number of such New Securities to be purchased by such Preemptive Stockholder (not to exceed an amount equal to such Preemptive Stockholder’s Pro Rata Portion).  If not all Preemptive Stockholders subscribe for their full Pro Rata Portion of New Securities, then the Corporation shall notify in writing the fully-subscribing Preemptive Stockholders of such fact and offer such Preemptive Stockholders the right to acquire such unsubscribed New Securities.  Each fully-subscribing Preemptive Stockholder shall have the right to elect to purchase its pro rata share of such unsubscribed New Securities (in proportion to the Pro Rata Portion of all fully-subscribing Preemptive Stockholders), in the manner set forth above, within ten (10) days from the date such notice from the Corporation is delivered to such Preemptive Stockholders.  To the extent the procedure described in the preceding sentence does not result in the subscription of all unsubscribed New Securities, such procedure shall be repeated until there are no unsubscribed New Securities or until the maximum subscription requests of all Preemptive Stockholders have been fulfilled.

(3)           In the event that any New Securities are not subscribed for by the Preemptive Stockholders in accordance with this Article IV.D., the Corporation will have ninety (90) days after the expiration of the last period in which Preemptive Stockholders are entitled to subscribe for New Securities to sell the unsubscribed New Securities, at a price and upon other terms no more favorable to the Preemptive Purchaser than those specified in the Preemptive Rights Notice delivered to the Preemptive Stockholders pursuant to Article IV.D.2.  In the event the Corporation has not sold such unsubscribed New Securities within such 90-day period, the Corporation will not thereafter issue or sell any New Securities without first offering such New Securities to each of the Preemptive Stockholders in the manner provided in this Article IV.D.

ARTICLE V

STOCKHOLDER QUALIFICATION

A.    New Jersey Qualification.

All Securities (as defined by the Casino Control Act) of the Corporation are held subject to the condition that, if a holder thereof is ~~found to be disqualified by the Commission pursuant to the provisions of the Casino Control Act, such holder~~or becomes a Disqualified Holder, the Disqualified Holder shall, to the extent required by the Casino Control Act, ~~and/or~~ the Commission or DGE: (a) ~~dispose of the Securities of the Corporation held thereby; (b)~~ not receive any dividends or interest upon any such Securities; (~~c~~b) not exercise, directly or through any trustee or nominee, any ~~voting~~ right conferred by such Securities; and (~~d~~c) not receive any remuneration in any form from the ~~casino licensee~~Corporation or any subsidary for services rendered or otherwise. ~~If any such unsuitable or Disqualified Holder fails to so dispose of its Securities of the Corporation within 180 days following such disqualification, (i) such Securities shall be subject to redemption by the Corporation, as provided in Article V.B., provided further that the redemption price of such Securities shall be payable only in cash and not in Redemption Securities or any combination thereof, and (ii) such unsuitable or Disqualified Holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys’ fees, incurred by the Corporation as a result of such holder’s continuing ownership or failure to promptly divest such Securities to the extent required by the Casino Control Act and/or the Commission.~~

B.    New Jersey Approval of Transfers.

If the Corporation is not a “publicly traded corporation”, as such term is defined in Section 39 of the Casino Control Act, in accordance with Section 82d(10) of the Casino Control Act:

(1)           then any sale, assignment, transfer, pledge or other disposition of the Corporation’s Securities shall be effective five business days after notice (to be given in the form required by the Casino Control Act and regulations of the Commission and the DGE) is given to the Commission and the DGE, unless the Commission disapproves of such Transfer within such five business day period; and

(2)           the Corporation shall have the absolute right to repurchase at the Market Price or the purchase price, whichever is the lesser, any Securities, shares or other interests in the Corporation in the event the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.  The repurchase price of the Securities, shares or other interests in the Corporation may be paid in cash, Redemption Securities or any combination thereof.  The Corporation shall repurchase such Securities, shares or interests within 120 days of Commission disapproval of a transfer, or such other time period required by the Commission.

C.    New Jersey Disqualified Holders.

If the Corporation is a “publicly traded corporation” as such term is defined in Section 39 of the Casino Control Act, in accordance with Section 82d(9) of the Casino Control Act, Securities of the Corporation are held subject to the condition that if a holder thereof is or becomes a Disqualified Holder, the Disqualified Holder shall dispose of the Securities of the Corporation held by the Disqualified Holder within 120 days following such disqualification, or such other time period required by the Commission.

D.    Regulatory Redemption.

Notwithstanding any other provision of this Certificate of Incorporation~~, but subject to the provisions of any Preferred Stock Designation or any other class or series of stock which has a preference over Common Stock with regard to dividends and amounts receivable upon dissolution, liquidation and winding up of the Corporation, outstanding shares of Capital Stock~~ (except for Article V.B.2. to the extent applicable), and regardless of whether the Corporation is a “publicly traded corporation” as such term is defined in Section 39 of the Casino Control Act, Securities of the Corporation held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board~~, pursuant to this Article V.B.~~ as follows:

(1) the redemption price of the ~~Capital Stock~~Securities to be redeemed pursuant to this Article V.~~B~~D. shall be equal to the lesser of the Fair Market Value of such ~~Capital Stock~~Securities or the price at which such ~~Capital Stock was~~Securities were purchased by the ~~holder thereof~~Disqualified Holder, or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

(2) the redemption price of ~~such shares~~the Securities may be paid in cash, Redemption Securities or any combination thereof;

(3) if less than all the ~~shares~~Securities held by Disqualified Holders are to be redeemed, the ~~shares~~Securities to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased ~~shares~~Securities thereof, selection by lot, or selection in any other manner determined by the Board;

(4) at least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the ~~shares~~Securities selected to be redeemed (unless waived in writing by any such holder); provided, however, that the Redemption Date shall be deemed to be the date on which written notice shall be given to record holders if the cash or Redemption Securities, or combination thereof necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates representing their shares of ~~Capital Stock~~Securities to be redeemed;

(5) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares of ~~Capital Stock~~Securities selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash ~~or~~, Redemption Securities, or combination thereof payable upon redemption; and

(6) such other terms and conditions as the Board shall determine.

E.    Indemnification and Costs.

A Disqualified Holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys’ fees, incurred by the Corporation in performing its obligations and exercising its rights under this Article.

ARTICLE VI

AMENDMENT OF CORPORATE DOCUMENTS

A.    Certificate of Incorporation.

(1)           Whenever any vote of the holders of Common Stock is required by applicable law to amend, alter, repeal or rescind any provision of this Certificate of Incorporation (by certificate of amendment, certificate of designation, merger, consolidation, operation of law or otherwise), then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of Preferred Stock provided for or fixed pursuant to the provisions of Article IV or of the Preferred Stock Designation therefor, such alteration, amendment, repeal or rescission must be approved by the affirmative vote of holders of at least a majority of the then-issued and outstanding shares of Common Stock.

(2)           Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

B.    Bylaws.

In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be made, altered, amended or repealed by the affirmative vote of the holders of at least a majority in voting power of the then-issued and outstanding Common Stock.  In addition, the Board is expressly authorized and empowered to make, alter, amend or repeal any of the Bylaws subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made or altered by the Board.

ARTICLE VII

DIRECTORS

A.    Authorized Number; Initial Board.

Unless otherwise approved by the stockholders, the Board shall consist of seven (7) directors, divided into three (3) substantially equal classes of Class I Directors, Class II Directors and Class III Directors.  As of the date hereof, the Board shall consist of the seven (7) directors whose names were filed with the Bankruptcy Court (such seven individuals, the “Effective Time Initial Board”), provided that such individuals remain qualified to serve in such capacity and are licensed individuals under the Casino Control Act.  Each of the Class I Directors on the Effective Time Initial Board shall hold office until the annual meeting of stockholders to be held in 2011 and until his or her respective successor is duly elected and qualified in accordance with the terms of this Certificate of Incorporation and the Bylaws.  Each of the Class II Directors on the Effective Time Initial Board shall hold office until the annual meeting of stockholders to be held in 2012 and until his or her respective successor is duly elected and qualified in accordance with the terms of this Certificate of Incorporation and the Bylaws.  Each of the Class III Directors on the Effective Time Initial Board shall hold office until the annual meeting of stockholders to be held in 2013 and until his or her respective successor is duly elected and qualified in accordance with the terms of this Certificate of Incorporation and the Bylaws.  Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors shall be fixed from time to time by a resolution duly adopted by the Board or the stockholders of the Corporation.

B.    Classes and Term.

Subject to applicable law and in accordance with the Plan, the Board shall be and hereby is divided into three (3) classes, as follows: (i) Class I Directors, consisting of two (2) members of the Board; (ii) Class II Directors, consisting of two (2) members of the Board; and (iii) Class III Directors, consisting of three (3) members of the Board.  As described in Article VII.A., beginning with the annual meeting of stockholders to be held in 2011, each director elected at the annual meeting shall serve for a term ending at the third annual meeting of stockholders following the annual meeting at which such director was elected.

C.    Increase or Decrease.

In the event of any increase or decrease in the authorized number of directors, approved by the stockholders, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board so that the number of directors in each class of the Board shall be as equal as possible.

D.    Removal; Vacancies.

Notwithstanding any of the foregoing provisions of this Article VII, each director of the Corporation shall serve until his successor is duly elected and qualified or until his death, retirement, resignation or removal. Any director elected by the holders of the Common Stock may be removed at any time, with or without cause, upon the affirmative vote of holders of at least a majority of the issued and outstanding shares of Common Stock.  Any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled within 90 days by a majority vote of the remaining directors then in office (even if less than a quorum).  Unless removed in accordance with the Certificate of Incorporation, any director(s) so chosen shall hold office until their respective successors are duly elected at the next annual meeting of stockholders.

E.    Board Power.

Except as may otherwise be provided in this Certificate of Incorporation, the Bylaws or the DGCL, the business of the Corporation shall be managed by the Board.

F.    Cumulative Voting.

There shall not be cumulative voting by stockholders in the election of directors of the Corporation.

ARTICLE VIII

INDEMNIFICATION

A.    Indemnification.

The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware (as the same exists or may hereafter be amended, but only to the extent any such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the Person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of, or in any other similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the Person had reasonable cause to believe that the Person’s conduct was unlawful.

B.    Additional Indemnification.

The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware (as the same exists or may hereafter be amended, but only to the extent any such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such Person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

C.    Payment of Expenses.

(1)           Expenses (including reasonable attorneys’ fees and disbursements) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Corporation) or may (in the case of any action, suit or proceeding against a trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

(2)           The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VIII shall be enforceable by any Person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction.  Neither the failure of the Corporation (including its Board, its independent legal counsel and/or its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and/or its stockholders) that such Person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such Person is not so entitled.  Such a Person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

D.    Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any Person that is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Corporation would have the power to indemnify such Person against such liability under the provisions of this Article VIII, the Bylaws or under Section 145 of the DGCL or any other provision of law.

E.    Interpretation of Applicable Law.

Any Person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VIII may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable indemnification or reimbursement or advancement of expenses, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

F.    Nonexclusivity of Provision; Termination.

The indemnification and other rights set forth in this Article VIII shall not be exclusive of any provisions with respect thereto in the Bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation or any rights entitled pursuant to a vote of stockholders or disinterested directors or otherwise. Any of the indemnification and other rights provided for in this Article VIII shall not terminate solely because an indemnified Person has ceased to be a director, officer, employee or agent of the Corporation, or has ceased to serve at the request of the Corporation as a director, officer, trustee, employee or agent of, or in any other similar capacity with, another corporation, partnership, joint venture, trust or other enterprise and shall inure to the benefit of such Person’s heirs, executors and administrators.

G.    Limitation on Liability.

No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (i) shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (ii) shall be liable by reason that, in addition to any and all other requirements for liability, such director or officer:

(1)           shall have breached his or her duty of loyalty to the Corporation or its stockholders;

(2)           shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(3)           shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; and/or

(4)           shall have derived an improper personal benefit.

If the DGCL is amended after the date hereof to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be further limited or eliminated to the fullest extent permitted by the DGCL, as so amended.

H.    Effect of Repeal.

Neither the amendment nor repeal of any provision of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with any provision of Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification, right to receive expenses or limitation of liability pursuant to this Article VIII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

I.    Severability.

If any provision of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any subparagraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each portion of any subparagraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MEETINGS OF STOCKHOLDERS AND STOCKHOLDER CONSENT

A.    Meetings of Stockholders.

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  Special meetings of stockholders of the Corporation, except as provided for under Delaware law, may be called (a) at any time by the Chairman of the Board or by the President, and (b) shall be called by the President of the Corporation when directed to do so by: (i) resolution of the Board (adopted by majority vote of the directors then in office) or (ii) written request (which shall state the purpose or purposes therefor) of any three (3) directors or of the holders of shares of Common Stock representing not less than 30% of the total voting power of all shares of Common Stock entitled to vote on any issue proposed to be considered at the meeting.  The record date for determining the stockholders entitled to request a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is 60 days before the date on which the first such demand is received, whichever is later.  Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

B.    Actions by Written Consent.

Unless the DGCL expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote, subject to ten (10) business days’ prior written notice of such action (containing a detailed description of such proposed action) having been delivered to each stockholder in accordance with Article X.B.,  if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was  received by the Corporation.  The record date for determining stockholders entitled to take action without a meeting is the date upon which a writing upon which the action is to be taken is first received by the Corporation.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE X

MISCELLANEOUS

A.    Books and Records.

The books and records of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable law) at such place or places as may be designated from time to time by the Board or in the Bylaws.

B.    Notices.

All notices, requests, waivers and other communications made pursuant to this Certificate of Incorporation shall be in writing and shall be deemed to have been effectively given (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) three business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-business day delivery guaranteed, in each case as follows: (i) in the case of any stockholder, to such stockholder at its address or facsimile number set forth in the stock records of the Corporation; and (ii) in the case of the Corporation, to the Secretary of the Corporation at the Corporation’s principal place of business.  A party may change its address for purposes of notice hereunder by giving notice of such change to all other parties in the manner provided in this Section.

C.    Section 203 of the DGCL.

The Corporation is not subject to the provisions of Section 203 of the DGCL.

ARTICLE XI

DEFINITIONS

In addition to the terms defined elsewhere herein, for the purpose of this Certificate of Incorporation, the following terms shall have the respective meanings set forth below:

A.    Definitions.

(1)           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the General Rules and Regulations under the Exchange Act. The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

(2)           “Associate” shall have the meaning ascribed to such term in Rule 12b-2 under the General Rules and Regulations under the Exchange Act. The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

(3)           “Beneficial Owner” shall mean any Person who, singly or together with any of such person’s Affiliates or Associates, directly or indirectly, has “beneficial ownership” of Capital Stock or other securities of the Corporation (as determined pursuant to Rule 13d-3 of the Exchange Act or other applicable federal or state law).

(4)           “Bylaws” shall mean the bylaws of the Corporation, as in effect from time to time.

(5)           “Capital Stock” shall mean any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

(6)           “Casino Control Act” shall mean the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq.

(7)           “Closing Price” shall mean, on any day, the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange-listed stocks, or, if stock of the class or series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the last sale, or if not available, the highest closing sales price or bid quotation for such stock on the Nasdaq Stock Market or any similar or other system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

(8)           “Commission” shall mean the New Jersey Casino Control Commission.

(9)           “DGE” shall mean the New Jersey Division of Gaming Enforcement.

(10)           “Disqualified Holder” shall mean any Beneficial Owner of ~~shares of Capital Stock~~Securities of the Corporation or any of its Subsidiaries found to be disqualified by any governmental or quasi-governmental authority with applicable jurisdiction over the business, affairs, securities, or properties of the Corporation or any of its subsidiaries, including, without limitation, the Commission or the DGE, and, pursuant to the provisions of the Casino Control Act or other applicable ~~provision~~law or whose holding of ~~shares of Capital Stock~~Securities may result or, when taken together with the holding of ~~shares of Capital Stock~~Securities by any other Beneficial Owner, may result, in the judgment of the Board, in the inability to obtain, loss or non-reinstatement of any license or franchise from any governmental agency sought or held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of ~~Capital Stock~~Securities possessing prescribed qualifications.

(11)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(12)           “Fair Market Value” shall mean (a) in the case of shares of Capital Stock, the average Closing Price for such Capital Stock for each of the forty-five (45) most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Article V.~~B~~D.; provided, however, that if shares of Capital Stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board in good faith; and provided further, however, that “Fair Market Value” as to any stockholder who purchases any stock subject to redemption within one hundred twenty (120) days prior to a Redemption Date shall not (unless otherwise determined by the Board) exceed the purchase price paid for such shares and (b) in the case of property other than ~~stock or other securities~~Capital Stock, the fair market value of such property on the date in question as determined by the Board in good faith.

(13)           “Market Price” shall mean the value of the Securities on the date the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.

(14)           “Person” shall mean any natural person, corporation, firm, partnership (general or limited), limited liability company, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

(15)           ~~(13)~~ “Redemption Date” shall mean the date fixed by the Board for the redemption of ~~any shares of stock~~Securities of the Corporation pursuant to Article V.D.

(16)             ~~(14)~~ “Redemption Securities” shall mean any debt ~~or equity~~ securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid ~~as part of the redemption price~~(a) in the case of a repurchase pursuant to Article V.B.2., in the opinion of any nationally recognized investment banking firm selected by the Board (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value at the time of repurchase at least equal to the Market Price of the Securities, shares or other interests in the Corporation to be repurchased, or (b) in the case of a redemption pursuant to Article V.D., in the opinion of any nationally recognized investment banking firm selected by the Board (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Article V.~~B~~D., at least equal to the Fair Market Value of the shares to be redeemed pursuant to Article V.D. (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

(17)           ~~(15)~~ “Subsidiary” shall mean any company which a majority of any class of equity securities is beneficially owned by the Corporation and/or another Subsidiary of the Corporation, or in the case of a partnership, in which the Corporation or any subsidiary is a general partner.

B.    Additional Definitions.

Term	Place Defined

Amended and Restated Certificate of Incorporation	Preamble, Third
Bankruptcy Code	Preamble, Third
Board	Art. IV, Sec. A
Bylaws	Art. IV, Sec. C
Common Stock	Art. IV, Sec. A
Corporation	Preamble, First
Certificate of Incorporation	Preamble, Third
DGCL	Preamble, Third
Effective Time Board Member	Art. VII, Sec. A
New Securities	Art. IV, Sec. D
Original Certificate of Incorporation	Preamble, Second
Plan	Preamble, Third
Plan Effective Date	Preamble, Third
Preemptive Purchaser	Art. IV, Sec. D
Preemptive Rights Notice	Art. IV, Sec. D
Preemptive Stockholder	Art. IV, Sec. D
Preferred Stock	Art. IV, Sec. A
Preferred Stock Designation	Art. IV, Sec. B
Pro Rata Portion	Art. IV, Sec. D
~~Restated Certificate of Incorporation~~	~~Preamble, Second~~

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned duly authorized officer of the Corporation on this ____ day of ____________, 2013.

TRUMP ENTERTAINMENT RESORTS, INC.

By: ______________________________________
Name:
Title:

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Special Stockholder Meeting to Be Held on March ___, 2013.

TRUMP ENTERTAINMENT RESORTS, INC.	Meeting Information
Meeting Type: Special Meeting
For holders as of: February 12, 2013
Date: March ___, 2013 Time: ________, Eastern time
Location: _______________________

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

---- Before You Vote  ----

How to Access the Proxy Materials

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NOTICE AND PROXY STATEMENT

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Have the information that is printed in the box marked by the arrow                   XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

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requesting a copy. Please choose one of the following methods to make your request:
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---- How To Vote ----
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Voting Items

The Board of Directors recommends you vote FOR the following:

1.
To approve amendments to our Amended and Restated Certificate of Incorporation to provide for restrictions on ownership and transferability of our common stock that are applicable under the New Jersey Casino Control Act to gaming companies that are not reporting companies under the Securities Exchange Act of 1934 (the “Exchange Act”), in order to permit the deregistration of the Company’s common stock and the termination of the Company’s status as a reporting company under the Exchange Act.

NOTE: If any other business properly comes before
the meeting or any adjournment or postponement
thereof, the persons named as proxies or their
substitutes will vote in accordance with their best
judgment on such matters.

TRUMP ENTERTAINMENT RESORTS, INC.    VOTE BY INTERNET -
ATTN: MIKE RYNKIEWICZ                                    www.proxyvote.com
1000 BOARDWALK AT VIRGINIA AVENUE
ATLANTIC CITY, NEW JERSEY 08401
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800 690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUMP ENTERTAINMENT RESORTS, INC.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

1.
To approve amendments to our Amended and Restated Certificate of Incorporation to provide for restrictions on ownership and transferability of our common stock that are applicable under the New Jersey Casino Control Act to gaming companies that are not reporting companies under the Securities Exchange Act of 1934 (the “Exchange Act”), in order to permit the deregistration of the Company’s common stock and the termination of the Company’s status as a reporting company under the Exchange Act.

For address changes and/or comments, please check this box and
write them on the back where indicated.                                                                ☐

Please indicate if you plan to attend this meeting   Yes           No
                                                                              ☐           ☐

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature  [PLEASE SIGN WITHIN BOX]                                                                               Date                                Signature  (Joint Owners)Date

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Special  Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

TRUMP ENTERTAINMENT RESORTS, INC.
Special  Meeting  of Stockholders
March ___, 2013 _________ Eastern time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David R. Hughes and Daniel M. McFadden, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock of the Company which the undersigned would be entitled to vote personally present and acting at the Special Meeting of Stockholders of Trump Entertainment Resorts, Inc., to be held March ___, 2013 at __________________, New York, New York, and any adjournments or postponements thereof.

Address Changes/Comments: ____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(If you noted  any Address Changes/Comments   above, please mark corresponding  box on the reverse side.)

Continued  and to be signed  on reverse  side